UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA 98104-2860 (Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code:   (206) 701-2500

None (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

By an amendment to our senior secured credit facility agreement, dated March 14, 2006, with Wells Fargo Foothill, Inc., the definition of EBITDA was amended, new financial covenants regarding minimum EBITDA were stated and a violation of a financial covenant for the period ending December 31, 2005, was waived.

Amendment Number Two To Senior Secured Credit Agreement is filed as Exhibit 10.1 to this Report.

Item 2.02	Results of Operations and Financial Condition

On March 17, 2006, we issued a press release announcing selected preliminary financial results for 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure

In our press release described in Item 2.02 above, we also announced that we had delayed filing our 2005 Annual Report on Form 10-K as our management, our audit committee and our auditors are reviewing an issue, identified by management, to determine if revenue recognized in 2004 under one of our product development contracts was appropriately recorded. The issue identified involves a non-cash potential adjustment of up to $3.3 million.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Amendment Number Two To Senior Secured Credit Agreement, dated as of March 14, 2006, between Wells Fargo Foothill, Inc., Cray Inc. and Cray Federal Inc.
	99.1	Press Release of Cray Inc., dated March 17, 2006, relating to selected preliminary financial results for 2005 and a delay in filing 2005 Annual Report on Form 10-K.

     The information in Items 2.02 and 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
March 17, 2006

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel